Exhibit 99.(a)(1)(F)
Reminder E-mails
One Week After Offer Commences
     We have just completed week one of the Emulex Corporation (the “Company”) offer to exchange some or all of your eligible outstanding options for restricted stock units. The offer to exchange your eligible stock options will expire at 11:59 p.m., California Time, on July 13, 2009, unless we extend the offer.
     If you would like to participate in the exchange offer, a properly completed and signed copy of the election form must be received by the Company by 11:59 p.m., California time, on the expiration date of the offer by one of the following means:
By Mail or Courier
Emulex Corporation
3333 Susan Street
Costa Mesa, California 92626
Attention: Joyce Shinn
Phone: (714) 662-5600
By Facsimile
Emulex Corporation
Attention: Joyce Shinn
Facsimile: (714) 641-0172
By Hand or Interoffice Mail
Attention: Joyce Shinn
By Email (By PDF or similar imaged document file)
joyce.shinn@emulex.com
     Only responses that are complete, signed, and actually received by the Company by the deadline will be accepted. Responses submitted by any means other than those mentioned above are not permitted. If you have questions, please direct them to Joyce Shinn at (714) 662-5600 or joyce.shinn@emulex.com.
     This notice does not constitute the Offer to Exchange Certain Outstanding Options for Restricted Stock Units (the “Offer to Exchange”). The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from James M. McCluney; (3) the election form; and (4) the withdrawal form. You may access these documents through the U.S. Securities and Exchange Commission’s website at http://www.sec.gov.

Final Week of Offer
     We are entering the final week of the Emulex Corporation (the “Company”) offer to exchange some or all of your eligible outstanding options for restricted stock units. After today, there are seven (7) days left to make your election. The offer to exchange your eligible stock options will expire at 11:59 p.m., California time, on July 13, 2009, unless we extend the offer.
     If you would like to participate in the exchange offer, a properly completed and signed copy of the election form must be received by the Company by 11:59 p.m., California time, on the expiration date of the offer by one of the following means:
By Mail or Courier
Emulex Corporation
3333 Susan Street
Costa Mesa, California 92626
Attention: Joyce Shinn
Phone: (714) 662-5600
By Facsimile
Emulex Corporation
Attention: Joyce Shinn
Facsimile: (714) 641-0172
By Hand or Interoffice Mail
Attention: Joyce Shinn
By Email (By PDF or similar imaged document file)
joyce.shinn@emulex.com
     Only responses that are complete, signed, and actually received by the Company by the deadline will be accepted. Responses submitted by any means other than those mentioned above are not permitted. If you have questions, please direct them to Joyce Shinn at (714) 662-5600 or joyce.shinn@emulex.com.
     This notice does not constitute the Offer to Exchange Certain Outstanding Options for Restricted Stock Units (the “Offer to Exchange”). The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from James M. McCluney; (3) the election form; and (4) the withdrawal form. You may access these documents through the U.S. Securities and Exchange Commission’s website at http://www.sec.gov.

Last Day of Offer (Offer Expiration Date)
     Today is the last day to elect to exchange your eligible options as part of the Emulex Corporation (the “Company”) offer to exchange some or all of your eligible outstanding options for restricted stock units. The offer to exchange your eligible stock options will expire at 11:59 p.m., California time, on July 13, 2009, unless we extend the offer.
     If you would like to participate in the exchange offer, a properly completed and signed copy of the election form must be received by the Company by 11:59 p.m., California time, on the expiration date of the offer by one of the following means:
By Mail or Courier
Emulex Corporation
3333 Susan Street
Costa Mesa, California 92626
Attention: Joyce Shinn
Phone: (714) 662-5600
By Facsimile
Emulex Corporation
Attention: Joyce Shinn
Facsimile: (714) 641-0172
By Hand or Interoffice Mail
Attention: Joyce Shinn
By Email (By PDF or similar imaged document file)
joyce.shinn@emulex.com
     Only responses that are complete, signed, and actually received by the Company by the deadline will be accepted. Responses submitted by any means other than those mentioned above are not permitted. If you have questions, please direct them to Joyce Shinn at (714) 662-5600 or joyce.shinn@emulex.com.
     This notice does not constitute the Offer to Exchange Certain Outstanding Options for Restricted Stock Units (the “Offer to Exchange”). The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from James M. McCluney; (3) the election form; and (4) the withdrawal form. You may access these documents through the U.S. Securities and Exchange Commission’s website at http://www.sec.gov.